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EXHIBIT 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS:

        That the undersigned officers and directors of Tanning Technology Corporation, a Delaware corporation, do hereby constitute and appoint Katherine L. Scherping and Kristen D. Nehrke, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to one or more registration statements on Form S-8, to any and all amendments, both pre-effective and post-effective, and supplements to such registration statements, and to any and all instruments or documents filed as part of or in conjunction with such registration statements or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Signature	Title	Date

/s/ LARRY G. TANNING Larry G. Tanning	Chairman of the Board	October 17, 2002
/s/ GREGORY A. CONLEY Gregory A. Conley	Director, Chief Executive Officer, President and Chief Operating Officer	October 17, 2002
/s/ HENRY F. SKELSEY Henry F. Skelsey	Vice Chairman of the Board	October 17, 2002
/s/ FREDERICK H. FOGEL Frederick H. Fogel	Director	October 17, 2002
/s/ DAN J. HESSER Dan J. Hesser	Director	October 17, 2002
/s/ CHRISTOPHER MAHAN Christopher Mahan	Director	October 17, 2002
/s/ JOSEPH ROEBUCK Joseph Roebuck	Director	October 17, 2002

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  EXHIBIT 24.1